POWER OF ATTORNEY

         The undersigned hereby constitutes and appoints Gerald D. Van Eeckhout and Carolyn R. Van Eeckhout, or either or them, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of ACT Teleconferencing, Inc. and any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                               /s/ Ronald J. Bach
                                   Ronald J. Bach